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Exhibit 10.7

OTIS SPUNKMEYER HOLDINGS, INC.
2002 ROLLOVER STOCK OPTION PLAN

ARTICLE I

Purpose of Plan

        The 2002 Rollover Stock Option Plan (the "Plan") of Otis Spunkmeyer Holdings, Inc. (the "Company"), adopted by each of the Board of Directors and the stockholders of the Company on August 20, 2002 (the "Approval Date") for executive and other key employees (the "Participants") of the Company who formerly owned options to acquire the capital stock of Otis Spunkmeyer, Inc. ("Otis") prior to the merger of Otis Spunkmeyer Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company, with and into Otis (the "Merger"). The Plan has been adopted in connection with the substitution of options under the Plan for certain options of each Participant to acquire capital stock of Otis that were outstanding prior to the Merger that were treated as "incentive stock options" as defined in Code §422 (collectively, the "Old ISOs").

        All options issued under the Plan are intended to qualify for an exemption (the "Exemptions") from (i) the registration requirements under the Securities Act of 1933, as amended (the "Act"), pursuant to Rule 701 of the Act, and (ii) the qualification requirements under the California Corporate Securities Law of 1968, as amended (the "Blue Sky Law"), pursuant to Section 25102(o) of the Blue Sky Law. In the event that any provision of the Plan would cause any option issued under the Plan to not qualify for the Exemptions, the Plan shall be deemed automatically amended to the extent necessary to cause all Options (as defined in Article IV below) issued under the Plan to qualify for the Exemptions. This Plan shall terminate on the tenth anniversary of the Approval Date.

ARTICLE II

Definitions

        For purposes of the Plan, except where the context clearly indicates otherwise, the following terms shall have the meanings set forth below:

        "Board" shall mean the Board of Directors of the Company.

        "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor statute.

        "Committee" shall mean the committee of the Board which may be designated by the Board to administer the Plan. The Committee shall be composed of two or more directors as appointed from time to time to serve by the Board.

        "Company" shall mean Otis Spunkmeyer Holdings, Inc., a Delaware corporation, and (except to the extent the context requires otherwise) any subsidiary corporation of Fortress Technologies Inc. of Florida as such term is defined in Section 425(f) of the Code.

        "Executive Securities Agreements" means the executive securities agreement between the Company and each Participant pursuant to which each Participant contributes the Old ISOs to the Company in exchange for the Options.

        "Options" shall have the meaning set forth in Article IV.

ARTICLE III

Administration

        The Plan shall be administered by the Committee; provided that if for any reason the Committee shall not have been appointed by the Board, all authority and duties of the Committee under the Plan shall be vested in and exercised by the Board. Subject to the limitations of the Plan, the Committee shall have the sole and complete authority to: (i) interpret the Plan and adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan, (ii) correct any defect or omission or reconcile any inconsistency in the Plan or in any Option granted hereunder and (iii) make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Plan. The Committee's determinations on matters within its authority shall be conclusive and binding upon the Participants, the Company and all other Persons. All expenses associated with the administration of the Plan shall be borne by the Company. The

Committee may, as approved by the Board and to the extent permissible by law, delegate any of its authority hereunder to such persons as it deems appropriate.

ARTICLE IV

Limitation on Aggregate Shares

        The number of shares of the Company's Common Stock and Class A Preferred Stock with respect to which options may be granted under the Plan (the "Options") and which may be issued upon the exercise thereof shall not exceed, in the aggregate, 2,992,537.005 and 2,992.537 shares, respectively. The 2,992,537.005 shares of Common Stock and 2,992.537 shares of Class A Preferred Stock available under the Plan may be authorized and unissued shares, treasury shares or a combination thereof, as the Committee shall determine.

ARTICLE V

General Provisions

        5.1    Terms and Conditions.    The terms and conditions of the Options (including without limitation conditions on exercise, the exercise price, the method of exercise, transferability and repurchase rights of the Company) shall be set forth in the Executive Securities Agreements.

        5.2    Incentive Stock Options.    It is the Company's intent that the Options under the Plan which were substituted for the Old ISOs be classified as "incentive stock options" as defined in Section 422 of the Code, and that such Options be consistent with and contain or be deemed to contain all provisions required under Sections 422 and 424 of the Code and any successor thereto and the Treasury Regulations promulgated thereunder, and that any ambiguities in construction be interpreted in order to effectuate such intent.

        5.3    Withholding Tax Requirements.

          (i)    Amount of Withholding.    It shall be a condition of the exercise of any Option that the Participant exercising the Option make appropriate payment or other provision acceptable to the Company with respect to any withholding tax requirement arising from such exercise. The amount of withholding tax required, if any, with respect to any Option exercise (the "Withholding Amount") shall be determined by the Treasurer or other appropriate officer of the Company, and the Participant shall furnish such information and make such representations as such officer requires to make such determination.

          (ii)    Withholding Procedure.    If the Company determines that withholding tax is required with respect to any Option exercise, the Company shall notify the Participant of the Withholding Amount, and the Participant shall pay to the Company an amount not less than the Withholding Amount. All amounts paid to the Company pursuant to this Section 5.3 shall be deposited in accordance with applicable law by the Company as withholding tax for the Participant's account. If the Treasurer or other appropriate officer of the Company determines that no withholding tax is required with respect to the exercise of any Option, but subsequently it is determined that the exercise resulted in taxable income as to which withholding is required (as a result of a disposition of shares or otherwise), the Participant shall promptly, upon being notified of the withholding requirement, pay to the Company, by means acceptable to the Company, the amount required to be withheld; and at its election the Company may condition the transfer of any shares issued upon exercise of an option upon receipt of such payment.

        5.4    Listing, Registration and Compliance with Laws and Regulations.    Options shall be subject to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares subject to the Options upon any securities exchange or under any state or federal securities or other law or regulation, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to or in connection with the granting of the Options or the issuance or purchase of shares thereunder, no Options may be granted or exercised, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. The holders of such Options shall supply the Company with such certificates, representations and information as the Company shall request and shall otherwise cooperate with the Company in obtaining such listing, registration, qualification, consent or approval. In the case of officers and other Persons subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, the Committee may at any time impose any limitations upon the exercise of an Option that, in the Committee's discretion, are necessary or desirable in order to comply with such Section 16(b) and the rules and regulations thereunder. If the Company, as part of an offering of securities or otherwise, finds it desirable because of federal or state regulatory requirements to reduce the period during which any Options may be exercised, the Committee, may, in its discretion and without the Participant's consent, so reduce such period on not less than 15 days written notice to the holders thereof.

        5.5    Rights of Participants.    Nothing in this Plan or in any Option Agreement shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time (with or without Cause), nor confer upon any Participant any right to continue in the employ of the Company for any period of time or to continue his present (or any other) rate of compensation, and except as otherwise provided under this Plan or by the Committee in the Option Agreement, in the event of any Participant's termination of employment (including, but not limited to, the termination by the Company without Cause) any portion of such Participant's Option that was not previously vested and exercisable shall expire and be forfeited as of the date of such termination. No employee shall have a right to be selected as a Participant or, having been so selected, to be selected again as a Participant.

        5.6    Indemnification.    In addition to such other rights of indemnification as they may have as members of the Board or the Committee, the members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding; provided that any such Committee member shall be entitled to the indemnification rights set forth in this Section 5.6 only if such member has acted in good faith and in a manner that such member reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such conduct was unlawful, and further provided that upon the institution of any such action, suit or proceeding a Committee member shall give the Company written notice thereof and an opportunity, at its own expense, to handle and defend the same before such Committee member undertakes to handle and defend it on his own behalf.

        5.7    Financial Statements.    In accordance with Rule 260.140.46 of the Blue Sky Law, Participants shall receive on an annual basis financial statements of the Company unless such Participants' duties in connection with the Company assure such Participants access to equivalent information.

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OTIS SPUNKMEYER HOLDINGS, INC. 2002 ROLLOVER STOCK OPTION PLAN